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                                                                    EXHIBIT 10.6



                                VOTING AGREEMENT

Frontier Financial Corporation
332 SW Everett Mall Way
Everett, Washington 98204

Gentlemen:

        In order to induce you to enter into an Agreement and Plan of Mergers (the "Merger Agreement") dated of even date herewith by and among Frontier Financial Corporation ("Frontier") and Valley Bancorporation. ("Valley"), the undersigned, for himself, his heirs and legal representatives, hereby agrees, represents, warrants and covenants with and to Frontier as follows:

        1. The undersigned beneficially owns the shares of common stock of Valley ("Valley Common Stock") set forth beneath the undersigned's name below and no other shares of Valley Common Stock. Such shares are so owned free and clear of any lien, right or encumbrance whatsoever, except for any pledge of such shares to secure a loan to the undersigned, and no proxy has been granted with respect thereto and the undersigned has full capacity, power and authority to vote such shares without the consent or approval of any other party in the absence of a default under any such loan secured by such shares. If any of such shares are currently pledged to secure a loan to the undersigned, the undersigned (i) represents and warrants that such loan is not in default and no event or condition exists that with notice, lapse of time or both would constitute such a default, and (ii) agrees to take all such action as may be necessary to prevent any such default, event or condition to exist in order to prevent the lender from taking title to such shares and to continue to enable the undersigned to vote such shares as hereinafter set forth.

        2. The undersigned hereby agrees to vote such shares in favor of approval of the Merger Agreement and, as a shareholder, agrees to take all necessary action to consummate the Mergers (as defined in the Merger Agreement) as expeditiously as possible.

        3. The undersigned covenants that until the earlier of the consummation of the Mergers or the termination of the Merger Agreement, the undersigned will not sell, permit a lien or other encumbrance to exist with respect to (except as hereinabove provided), or grant any proxy in respect of (except as hereinabove provided and for proxies solicited by the Board of Directors of Valley in connection with the special meeting to vote on the approval of the Merger Agreement or in connection with any annual meeting of shareholders), the shares of Valley Common Stock set forth below, unless all the other parties to any such sale or other transaction enter into an agreement in form and substance satisfactory to Frontier embodying the benefits and rights contained herein.

        4. The undersigned covenants that the undersigned will not, without the prior written consent of Frontier and Valley: (i) make any public announcement with respect to the Mergers; (ii) submit or seek any other person or entity to submit a proposal for a tender offer, merger or similar transaction with Valley; or (iii) vote the shares owned or controlled by the undersigned in favor of, solicit proxies or seek another person or entity to solicit proxies on behalf of, a proposal, the purpose of which is to oppose or nullify the Mergers.


                                            Very truly yours,


                                            ___________________________________
                                            (First Name)  (Last Name)

NUMBER OF SHARES:_________                  Dated:  July ____, 1998